Exhibit 99.2

Clovis Oncology Announces Pricing of Public Offering of Common Stock

July 08, 2015

BOULDER, Colo.—Clovis Oncology (NASDAQ:CLVS) announced today the pricing of an underwritten public offering of 3,525,641 shares of its common stock at $78.00 per share, before underwriting discounts and commissions. In addition, the underwriters have a 30-day option to purchase up to an additional 528,846 shares of common stock from Clovis Oncology on the same terms and conditions.

The offering is expected to close on July 14, 2015, subject to customary closing conditions. Clovis Oncology intends to use the net proceeds of the offering for general corporate purposes, including commercial planning and sales and marketing expenses associated with the potential launches of rociletinib and rucaparib, if approved by the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA) in the United States and the European Union, respectively, funding of its development programs, general and administrative expenses, acquisition or licensing of additional product candidates or businesses and working capital.

J. P. Morgan Securities LLC is acting as lead book-running manager and representative of the underwriters for the offering. Credit Suisse Securities (USA) LLC is also acting as a joint book-runner, and Stifel and Mizuho Securities are acting as co-managers for the offering.

The shares of Clovis Oncology common stock described above are being offered only by means of a prospectus supplement and related prospectus pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. Copies of the final prospectus supplement, when available, and related prospectus relating to this offering may be obtained from J. P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling toll-free (866) 803-9204.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Clovis Oncology

Clovis Oncology, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing innovative anti-cancer agents in the U.S., Europe and additional international markets. Clovis Oncology targets development programs at specific subsets of cancer populations, and simultaneously develops diagnostic tools that direct a compound in development to the population that is most likely to benefit from its use. Clovis Oncology is headquartered in Boulder, Colorado.

To the extent that statements contained in this press release are not descriptions of historical facts regarding Clovis Oncology, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause our actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the timing and size of the offering, the conditions affecting the capital markets, general economic, industry, or political conditions, and the satisfaction of customary closing conditions related to the proposed public offering. Clovis Oncology undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see the prospectus supplement and related prospectus for this offering as well as Clovis Oncology’s Annual Report on Form 10-K for the year ended December 31, 2014 and its other reports filed with the Securities and Exchange Commission.

Clovis Oncology

Anna Sussman, 303-625-5022

asussman@clovisoncology.com

or

Breanna Burkart, 303-625-5023

bburkart@clovisoncology.com